                                                                  EXHIBIT 10.113

                           SALE AND PURCHASE CONTRACT
                           --------------------------


     THIS SALE AND PURCHASE CONTRACT (this "Contract") is made and entered into as of the 7th day of November, 1995 by and between SAHARA GAMING CORPORATION, a Nevada corporation (referred to as "Seller"), and ARGOSY GAMING COMPANY, a Delaware corporation (referred to as "Buyer").

     1.  Sale of Vessel and Sale of Property.  Seller hereby agrees to sell to
         -----------------------------------
Buyer and Buyer hereby agrees to purchase from Seller the following described property:

         a. The barge vessel known as the "Spirit of America" (Official No. 259139) (the "Vessel"), presently berthed at mile marker 486 on the Ohio River, near North Bend, Ohio, together with said Vessel's superstructure (including without limitation that certain three story metal structure and all improvements and systems contained therein), all cables, machinery, rigging, anchors, chains, tackle, furniture, fittings, pumps, equipment, heating, ventilation and cooling systems, electrical and other hook-ups which connect to shore-based facilities (including all lines to the extent same are owned by Seller), and all supplies, accessories, appurtenances and improvements thereto belonging and presently aboard the Vessel; and

         b. Those items of furniture, fixtures and equipment currently stored in Riverside, Missouri (the "Stored Items"), as itemized on Exhibit "A" attached hereto and incorporated herein by reference.

         c. Notwithstanding the foregoing descriptions in subparagraphs "a" and "b" hereof, none of the foregoing shall be construed to include any property not presently aboard or attached to the Vessel or not presently in storage in Riverside, Missouri.

     2.  Purchase Price; Terms.  The purchase price for the Vessel and the
         ---------------------
Stored Items shall be THREE MILLION, THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,300,000.00) payable as follows (the "Purchase Price"):

         (a) upon the execution of this Contract, $100,000.00 shall be paid in cash as an earnest money deposit (the "Escrow Deposit") to be held in escrow pursuant to the terms of Paragraph 3 hereof; and

         (b) $3,200,000.00 shall be paid in cash at the Closing, as hereinafter provided.

     3.  Escrow.  Upon the execution hereof, Buyer shall deposit with Seller's
         ------
broker, J.S. Productions, Inc. (hereinafter sometimes referred to as "Escrow Agent"), the Escrow Deposit to be held in escrow as set forth in the Escrow Agreement, attached hereto as Exhibit "B" and incorporated herein by this reference, and as provided herein.

     4.  Closing.  The closing (the "Closing") shall occur on November 9, 1995
         -------
(the "Date of Closing").  The following shall occur at Closing:

         (a) Seller's Delivery.  On the Date of Closing, Seller shall deliver to
             -----------------
     Buyer:

             (i) a Bill of Sale for the Vessel (the "Vessel Bill of Sale") which shall be substantially in the form attached hereto as Exhibit "C", and such other documents and instruments as Buyer may reasonably request in order to transfer to Buyer title to the Vessel, free and clear of all liens, mortgages, and security agreements;

             (ii) a Bill of Sale for the Stored Items (the "Stored Items Bill of Sale") which shall be in substantially the form attached hereto as Exhibit "D", and such other documents and instruments as Buyer may reasonably request in order to transfer to Buyer title to the Stored Items, free and clear of all liens, mortgages, and security agreements;

             (iii) an assignment (or other arrangement acceptable to Buyer) of the mooring contract for the Vessel (the "Mooring Contract"), with all outstanding charges, fees and expenses relating to the Mooring Contract being paid by Seller up to the Date of Closing, which contract shall be cancelable by Buyer upon not more than forty-eight (48) hours advance written notice; and

             (iv) an assignment (or other arrangement acceptable to Buyer) of the storage contract for the Stored Items (the "Storage Contract"), with all outstanding charges, fees and expenses relating to the Storage Contract being paid by Seller up to the Date of Closing, which contract shall be cancelable by Buyer upon not more than thirty (30) days advance written notice.

         (b) Buyer's Delivery.  On the Date of Closing, Buyer shall deliver to
             ----------------
     Seller by wire transfer to Seller's account, the Purchase Price, less the amount delivered by the Escrow Agent pursuant to subparagraph (c) below.

         (c) Escrow Agent's Delivery.  On the Date of Closing, the Escrow Agent
             -----------------------
     shall deliver to Seller the Escrow Deposit plus all interest earned thereon, and such funds shall be applied toward Buyer's obligation to pay the Purchase Price required hereunder.

         (d) Simultaneous Execution of Contract and Closing. Notwithstanding the
             ----------------------------------------------
     foregoing provisions of this Paragraph 4, the Seller and Buyer may agree to close the transaction contemplated hereunder simultaneously with the execution of this Contract. In that event, Seller's delivery shall include delivery of a signed counterpart of this Contract; Buyer's delivery shall include delivery of a signed counterpart of this Contract, together with the Purchase Price without adjustment for the Escrow Deposit; and the provisions of this Contract relating to the Escrow Agent and the Escrow Deposit shall be disregarded.

     5.  Representations, Warranties and Covenants of Seller.  Seller warrants
         ---------------------------------------------------
and represents to Buyer as of the execution of this Contract and again as of the Date of Closing, with the intent that Buyer shall rely thereon as follows:

         (a)  Corporate Status. Seller is a corporation duly organized and
              ----------------
     validly existing under the laws of the State of Nevada, and has the requisite power and authority to execute, deliver and carry out the provisions of this Contract to be performed by it, together with any and all other documents executed by it in connection with this transaction.

         (b)  Authorization and Validity. All necessary action on the part of
              --------------------------
     Seller relating to the authorization, execution and delivery of this Contract, and all other documents executed in connection herewith, has been properly taken. This Contract, when executed and delivered, will be a legal and binding obligation of Seller, enforceable in accordance with its respective terms. Seller has obtained, or prior to Closing shall obtain, all necessary consents, approvals and authorizations of third parties in connection with the execution and delivery of this Contract and/or the performance of the obligations of Seller hereunder.

         (c)  Title to Vessel and Stored Items. Seller has good and marketable
              --------------------------------
     title to the Vessel and the Stored Items, and at Closing the Vessel and the Stored Items shall be transferred to Buyer free and clear of any mortgages, liens, charges, claims or encumbrances of any nature whatsoever.

         (d)  Condition of the Vessel. Buyer agrees to accept the Vessel and the
              -----------------------
     Stored Items "as is" and "where is" at Closing.

         (e)  Litigation.  There are no actions, suits or proceedings pending
              ----------
     or, to Seller's knowledge, threatened against or affecting Seller, at law or in equity, or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which would involve the possibility of any judgment or liability which may result in any material adverse claim, lien or liability against the Vessel or the Stored Items.

         (f)  Compliance with other Instruments. Seller is not in default in the
              ---------------------------------
     performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party which would adversely affect Seller's ability to perform its obligations under this Contract. Neither the documents executed in connection herewith, nor the consummation of the transaction contemplated hereby, will (i) violate the provisions of any applicable law or of any applicable order or regulation of any governmental authority having jurisdiction over

     Seller, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any restriction, or of any agreement or instrument to which Seller is subject, or constitute a default thereunder, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon Seller, the Vessel, or the Stored Items.

     6.  Representations, Warranties and Covenants of Buyer.  Buyer warrants and
         --------------------------------------------------
represents to Seller as of the execution of this Contract and again as of the Date of Closing, with the intent that Seller shall rely thereon as follows:

         (a)  Corporate Status. Buyer is a corporation duly organized and
              ----------------
     validly existing under the laws of the State of Delaware, and has the requisite power and authority to execute, deliver and carry out the provisions of this Contract to be performed by it, together with any and all other documents executed by it in connection with this transaction.

         (b)  Authorization and Validity. All necessary action on the part of
              --------------------------
     Buyer relating to the authorization, execution and delivery of this Contract, and all other documents executed in connection herewith, has been properly taken. This Contract, when executed and delivered, will be a legal and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has obtained, or prior to Closing shall obtain, all necessary consents, approvals and authorizations of third parties in connection with the execution and delivery of this Contract and/or the performance of the obligations of Buyer hereunder.

     7.  Expenses.
         --------

         (a) Sales Taxes.  The Buyer shall be responsible for the payment of any
             -----------
     applicable sales or use taxes, assessments, charges, duties, and fees resulting from this transaction, and Buyer agrees to protect, defend, indemnify and hold Seller harmless against any attempted or actual imposition of any such sales or use taxes, assessments, charges, duties, fees, and interest or penalties thereon. Seller will cooperate with Buyer in the closing of this transaction to permit Buyer to minimize the application of sales and use taxes in this transaction. In that regard, the site of delivery and closing may be changed, with all costs associated therewith to be borne by Buyer.

         (b) Buyer's Sole Expenses. The following expenses shall also be the
             ---------------------
     sole responsibility of the Buyer:

             (i) The detachment of the Vessel from its current mooring and utilities;

             (ii)  Transportation of the Vessel;

             (iii) Registration costs of the Vessel into the name of the Buyer; and

             (iv)  Buyer's legal costs and expenses;

             (v) All charges, fees, and expenses incurred under the Mooring Contract following the time that title to the Vessel is transferred to Buyer; and

             (vi) All charges, fees, and expenses incurred under the Storage Contract following the time that title to the Stored Items is transferred to Buyer.

         (c) Seller's Sole Expenses.  The following expenses shall be the sole
             ----------------------
     responsibility of the Seller:

             (i) Any and all costs required to give clear title to the Vessel to Buyer;

             (ii)   Seller's legal costs and expenses;

             (iii)  Seller's federal, state and local income taxes; and

             (iv) All charges, fees, and expenses incurred under the Mooring Contract prior to the time that title to the Vessel is transferred to Buyer; and

             (v) All charges, fees, and expenses incurred under the Storage Contract prior to the time that title to the Stored Items is transferred to Buyer.

         (d)   Personal Property Taxes. Seller shall be solely responsible for
               -----------------------
     the payment of personal property taxes relating to the Vessel and the Stored Items due or accrued for any period of time prior to the Date of Closing, and Seller shall protect, defend, indemnify and hold Buyer harmless against any attempted or actual imposition of such taxes, including interest and/or penalties thereon. Buyer shall be solely responsible for the payment of personal property taxes relating to the Vessel and the Stored Items due or accrued for any period of time after the Date of Closing, and shall protect, defend, indemnify and hold Seller harmless against any attempted or actual imposition of such taxes, including interest and/or penalties thereon. However, notwithstanding the foregoing, neither Seller nor Buyer shall pay any taxes that it believes are not its responsibility under the terms of this Paragraph 7(d) without the express, written consent of the other party first obtained.

     8.  Passage of Title; Risk of Loss.  Title and risk of loss relating to the
         ------------------------------
Vessel and the Stored Items shall pass from Seller to Buyer at the time of the Closing, upon Seller's delivery to Buyer of the Vessel Bill of Sale and the Stored Items Bill of Sale, respectively.

     9.  Insurance.
         ---------

         (a)  Seller's Responsibility. During the period of time from the
              -----------------------
     execution hereof until title is transferred to Buyer, the Seller shall provide insurance to protect the Vessel and the Stored Items from loss or hazards. Buyer will be furnished proof of such insurance upon request.

         (b)  Major Damage. In the event of damage to the Vessel exceeding a
              ------------
     repair cost of $500,000.00 by fire, accident, act of God, or otherwise prior to the Closing, Buyer is hereby given the following options which must be exercised by notice to Seller given by Buyer in writing within five
     (5) days following such event of damage:

              (i) It may decline to consummate this sale transaction and the Escrow Deposit made pursuant hereto shall be fully refunded, together with interest, to the Buyer; or

              (ii) It may elect to purchase the Vessel, as damaged, and the Purchase Price shall be reduced by an amount equal to the difference between the Purchase Price stated in Paragraph 2 hereof and the fair market value of the Vessel, as damaged.

         (c)  Minor Damage.  In the event the cost to repair any such damage to
              ------------
     the Vessel is $500,000.00 or less, then, in such event, Buyer shall have the following options:

              (i) It may require that the Seller immediately repair the Vessel to its pre-damage condition within sixty (60) days thereafter (the "Repair Period"), in which event Seller shall be entitled to all insurance proceeds resulting therefrom and the Closing shall occur at the later of the end of the Repair Period or the previously scheduled Closing Date; or

              (ii) It may elect to close and accept the Vessel in such damaged condition and receive all insurance proceeds with any deficiency between such insurance proceeds and the cost to repair such damages being deducted from the balance due at Closing.

         (d) Waiver of Consequential Damages.  The options contained in
             -------------------------------
     subparagraphs (b) and (c) of this Paragraph 9 are Buyer's sole and exclusive remedies in the event that damage is sustained by the Vessel prior to Closing. Buyer hereby expressly agrees that Seller shall not be liable to Buyer for any damages sustained by Buyer as a result of any such damage sustained by the Vessel prior to Closing, and Buyer hereby waives any and all rights against Seller for consequential and/or exemplary damages.

         (e)   Damage or Destruction of Stored Items. In the event that any of
               -------------------------------------
     the Stored Items shall be damaged or destroyed prior to Closing, Buyer shall have the option to either receive the insurance proceeds pertaining to such damage or destruction, or to exclude the damaged or destroyed items from the Closing and reduce the Purchase Price by the fair market value of such property immediately prior to such damage or destruction.

     10.  Remedies.
          --------

          (a)  Seller's Default.  In the event Seller defaults hereunder and
               ----------------
     Buyer is not in default, then Buyer's sole and exclusive remedies shall be
     (i) to seek specific performance of this Contract, or (ii) to terminate this Contract. Upon written demand by Buyer after default by Seller and termination of this Contract by Buyer, the Escrow Agent shall return the Escrow Deposit and all interest thereon to Buyer. In no event shall Seller be liable to Buyer for any monetary damages, and Buyer hereby waives any and all rights against Seller for consequential and/or exemplary damages.

          (b)  Buyer's Default.  In the event Buyer defaults hereunder and
               ---------------
     Seller is not in default, the Escrow Agent, upon demand by Seller, shall pay the Escrow Deposit, and all interest thereon, to Seller as liquidated damages and not as a penalty.

     11.  Survival; Indemnity.  This Contract and all representations,
          -------------------
warranties, covenants and agreements of Seller and Buyer herein, shall survive the Closing hereunder and any investigation and inquiry made by or on behalf of either party. Seller and Buyer, and their respective successors and assigns, agree to protect, defend, indemnify and hold the other party, its successors and assigns, harmless from and against all expenses, damages, liabilities, losses, costs (including reasonable attorney's fees) and claims of every kind and nature whatsoever which may be sustained or suffered by such other party as a consequence of the breach of any representation, warranty, covenant or agreement contained in this Contract or in any document or instrument executed and delivered in connection herewith.

     12.  Governing Law.  This Contract shall be interpreted and enforced
          -------------
pursuant to the law of the State of Illinois.

     13.  Complete Agreement.  This Contract contains the entire agreement of
          ------------------
the parties and no change or modification of this Contract shall be valid unless the same be in writing and signed by the Buyer and the Seller.

     14.  Notices.  All communications between the parties hereto and notices
          -------
herein shall be in writing and shall be mailed by Federal Express or other overnight delivery, or certified mail, return receipt requested, to the parties at the following addresses:

     TO THE BUYER:                     Argosy Gaming Company
                                       219 Piasa Street
                                       Alton, Illinois 62002
                                        Attn: Roger L. Archibald


     with information copy to:         Michael M. Sayers
                                       Summers, Compton, Wells & Hamburg, P.C.
                                       8909 Ladue Road
                                       St. Louis, Missouri 63124

     TO THE SELLER:                    Sahara Gaming Corporation
                                       Santa Fe Hotel
                                       4949 N. Rancho Drive
                                       Las Vegas, Nevada 89130
                                        Attn: Tom Land


     with information copy to:         Daniel C. Rodgers
                                       Phelps Dunbar, L.L.P.
                                       400 Poydras Street
                                       New Orleans, Louisiana 70130-3246

or at such other addresses as either party may designate pursuant to this Paragraph.

     15.  Counterparts.  The parties agree that this Contract may be executed in
          ------------
counterparts all of which taken together shall form a single instrument.

     16.  Commissions.  The parties hereto agree and acknowledge that the
          -----------
procuring Broker for this transaction is JoAnne Serdar of J. S. Productions ("Broker") and that such Broker has been retained by Seller. Seller, under separate agreement with Broker, shall be solely responsible for any commission due for this sale. Buyer and Seller represent and warrant unto each other that they have had no dealings with any other broker or finder other than as set forth herein, and agree to defend, indemnify, and hold each other harmless from any and all loss or claim arising out of or related to any claim for commission or brokerage fee as a result of any breach of this representation and warranty.

     17.  Successors and Assigns.  All the terms, conditions, covenants and
          ----------------------
agreements of this Contract shall extend to and be binding upon Seller and Buyer and their respective successors and assigns.

     18.  Headings.  The sections, titles and other headings of this Contract
          --------
are inserted for convenience only and shall not control or affect the meaning, construction or interpretation of this Contract.

     19.  Post-Closing Assistance.  Upon the request of Buyer at any time and
          -----------------------
from time to time following the Closing, Seller and its authorized officers, without further consideration, shall execute and deliver to Buyer such further documents or instruments of assignment, transfer, conveyance, endorsement, direction or authorization as Buyer or its counsel may reasonably request in order to perfect the title of Buyer and its successors and assigns in and to the Vessel purchased hereunder, or otherwise to fulfill the purpose and intent of this Contract.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


SELLER:               SAHARA GAMING CORPORATION


                      By: /s/ Thomas K. Land
                         ---------------------------------------------------
                              THOMAS K. LAND

                      Title: SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                            ------------------------------------------------

BUYER:                ARGOSY GAMING COMPANY


                      By: /s/ H. Steven Norton
                         ---------------------------------------------------
                              H. STEVEN NORTON

                      Title: PRESIDENT
                            ------------------------------------------------

                                  EXHIBIT "A"

                           INVENTORY OF STORED ITEMS
                           -------------------------



1.   Wooden shelf with miniature showboat (4ft by 3ft)

2.   Antique maple credenza with miniature, Robert E. Lee, showboat

3.   Miniature showboat (3 1/2 ft by 1 1/2 ft)

4.   Wooden, rounded arms, with pad on seat and top of back (178)

5.   Cushioned lounge chairs (10)

6.   Ear stool - wooden frame, armless, with padded seat and back (23)

7.   Dining room chair - armless, dark wood frame, padded seat and back (145)

8.   Wicker chair with tall back and square cushioned seat (44)

9.   Antique, floral print sofa, maple trim

10.  Lead stain glass picture

11.  Square mirror, oak frame, very detailed

12.  Large oval mirror surrounded by very detailed frame with a cherub

13.  Tall rectangular mirror with oak frame, small shelf at the bottom

14.  Tall rectangular mirror, wide frame

15.  Full length mirror, very detailed frame

16.  Oval mirror (5)

17.  Maple antique vanity

18.  Waist level, maple end table

19.  Maple antique desk

20.  Armoire with marble top

21.  Dresser with 3 drawers, marble top (top broken)

22.  Small credenza

23.  Tall dresser, several drawers and marble top

24.  Waist level dresser with marble top

25.  Armoire with marble top (top broken)

26.  Plain desk and 2 pictures

27.  Small bureau with mirror

28.  Copper wash tub (1)

29.  Copper kettle (1)

30.  Hanging glass light made from lead stain glass (1)

31.  Pictures (41)

32.  Kitchen equipment as follows:

          Garland convection oven
          Garland range, 6 burner (2)
          18" Wire flat top Garland
          Garland range with broiler
          Ice machines without bins (3)
          Proofing cabinet
          Metro Auto Sham
          4 door Mc Can refrigerators (2)
          48" charbroil with stand
          South Bend broilers (2)
          4 burner range Garland
          Stainless steel work tables/some with shelves (several)
          Ice cream freezer
          Green machine vegetable dryer
          Hobart Slicers (2)
          Garland Cyclone convection oven (3)
          Microwave
          Stainless steel sink (several)
          24" Refrigerators Randal (2)
          Refrigerator work table 60"
          Milk dispenser
          3 door refrigerator work station

          2 door refrigerator work station
          3 bay deep fryer Pitco
          8 drawer refrigerator work table
          Garland 4 qt. tilt skillet
          Large convection oven (2)
          Station Pitco Deep Fryer (2)
          36" gas Charbroiler
          Hobart dishwashers (2)
          Stainless steel shelves
          10 door refrigerator work station
          6 drawer refrigerator work table
          2 door beer box
          2 door glass reach in box
          Boxes miscellaneous glassware, packed (75)
          Stage lights (6)
          Boxes China dishes (28)
          Plastic racks of glassware (37)
          Brass lights (2)
          24 qt. tilt skillet (1)
          Tub silverware (1)